UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

☐	Preliminary Information Statement
☒	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

Wuhan General Group (China), Inc.

(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Wuhan General Group (China), Inc.
Canglongdao Science Park of Wuhan
East Lake Hi-Tech Development Zone
Wuhan, Hubei 430200
People’s Republic of China

September 8, 2008

To:	The Holders of Common Stock of Wuhan General Group (China), Inc.

Re: Action by Written Consent in Lieu of Meeting of Stockholders

This Information Statement is being mailed on or about September 8, 2008 by the Board of Directors of Wuhan General Group (China), Inc., a Nevada corporation (the “Company”), to the holders of record of the Company’s common stock, $0.0001 par value per share (the “Common Stock”), as of the close of business on August 28, 2008. The purpose of this Information Statement is to inform the Company’s stockholders of an action that was taken on September 4, 2008 by the stockholders holding a majority of the Company’s Common Stock. The action, which was taken by written consent in lieu of a meeting of the stockholders, is more fully described in the accompanying Information Statement.

Under the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”), the action cannot become effective until at least 20 days after the Information Statement has been distributed to the stockholders of the Company.

This is not a notice of a meeting of stockholders and no stockholder meeting will be held to consider any matter that will be described herein.

By Order of the Board of Directors,

/s/ Xu Jie
Xu Jie, President and Chief Executive Officer

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION STATEMENT

This Information Statement is being mailed or otherwise furnished to the Company’s stockholders by the Board of Directors to notify them about an action that the holders of a majority of the Company’s outstanding voting stock took by written consent, in lieu of a meeting of the stockholders. The action was taken on or about September 4, 2008.

Copies of this Information Statement are first being sent on or about September 8, 2008 to the holders of record of the Company’s outstanding shares of Common Stock on August 28, 2008.

General Information

Stockholders owning a majority of the Company’s outstanding voting stock approved the following action (the “Action”) by written consent dated September 4, 2008, in lieu of a meeting of the stockholders:

1.	To adopt the proposed amendment to the Articles of Incorporation of the Company to allow for the designation of preferred stock with different rankings.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenters’ Right of Appraisal

Under the laws of the State of Nevada, our stockholders are not entitled to appraisal rights with respect to the above Action.

Outstanding Shares and Voting Rights

The vote required to approve the Action was the affirmative vote of the holders of a majority of the Company’s voting stock, which is the Company’s Common Stock. Each holder of Common Stock is entitled to one (1) vote for each share of Common Stock held. The record date for purposes of determining the number of outstanding shares of voting stock of the Company, and for determining stockholders entitled to vote, was the close of business on August 28, 2008 (the “Record Date”). As of the Record Date, the Company had 22,973,072 shares of Common Stock outstanding.

Section 78.320 of the Nevada Revised Statutes provides in substance that unless the company’s articles of incorporation provide otherwise, any action permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the voting power. It also states that in no instance where action is authorized by written consent need a meeting of stockholders be called or notice given.

In order to eliminate the costs and management time involved in soliciting and obtaining proxies to approve the Action and to effectuate the Action as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors decided to seek the written consent of the stockholders holding at least a majority of the voting power to approve the Action.

ACTION:
AMENDMENT TO ARTICLES OF INCORPORATION

On September 4, 2008, the Company’s Board of Directors unanimously approved, subject to stockholder approval, an amendment to the Fourth Article in the Company’s Articles of Incorporation to allow for the designation of preferred stock with different rankings. Before this amendment, the Company could designate different series of preferred stock that were of equal ranking, but it could not designate different series of preferred stock with different rankings. The Board of Directors believes that this amendment will provide the Company greater flexibility with respect to the Company’s capital structure and ability to obtain additional equity financing.

Also on September 4, 2008, the Company’s Board of Directors agreed to amend the Company’s Series J Warrants so that this series of warrants is exercisable for preferred stock, instead of Common Stock. The Company’s Board of Directors also created a new series of preferred stock, Series B Convertible Preferred Stock, which is issuable upon exercise of the amended Series J Warrants. The Series B Convertible Preferred Stock is junior to the Company’s Series A Convertible Preferred Stock.

All of these actions will become effective 20 days after this Information Statement has been distributed to the stockholders of the Company. The full text of the Certificate of Amendment to Articles of Incorporation is attached hereto as Exhibit A.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our Common Stock on the Record Date by (i) each person known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) our directors, (iii) our principal executive officer and our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of our last fiscal year and (iv) our directors and executive officers as a group.

Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)	Percentage of Common Stock Owned(1)
Xu Jie(2)	17,912,446	78.0%
Vision Capital Advisors, LLC(3)(4)	2,295,004	9.9%
Blue Ridge Investments, L.L.C.(3)(5)	2,443,832	9.9%
Old Lane LP(3)(6)	2,462,826	9.9%
QVT Fund, LP(3)(7)	2,485,893	9.9%
TCW Americas Development Association LP(3)(8)	2,484,921	9.9%
Ge Zengke	0	*
Jin Qihai	0	*
David K. Karnes(9)	40,000	*
Ku Shaodong(10)	30,000	*
Brian Lin(11)	30,000	*
Haiming Liu	0	*
Zheng Qingsong	0	*
Directors and Executive Officers as a group (9 persons)(12)	18,012,446	78.1%

*	Less than 1%.
(1)	Applicable percentage ownership is based on 22,973,072 shares of Common Stock outstanding as of August 28, 2008. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock that are currently issuable upon conversion or exercisable within 60 days of August 28, 2008, are deemed to be beneficially owned by the person holding such convertible securities or warrants for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Xu Jie, our President, Chief Executive Officer and Chairman of the Board, is also the President and Chief Executive Officer, as well as a director and the controlling stockholder, of Fame Good International Limited and as a result is deemed to be the beneficial owner of shares of the Company held by Fame. Mr. Xu does not own any shares of our Common Stock directly. Mr. Xu’s business address is Canglongdao Science Park of Wuhan, East Lake Hi-Tech Development Zone, Wuhan, Hubei 430200, People’s Republic of China.
(3)	In a private placement transaction on February 7, 2007, we issued to this entity (a) shares of our Series A Convertible Preferred Stock, and (b) Series A, Series B and Series J Warrants to purchase shares of our Common Stock. Until the preferred stock is converted or the warrants exercised, the stockholder has only limited voting rights with respect to the preferred stock and no voting rights with respect to the warrants. Because the Series A Convertible Preferred Stock and the Warrants are presently convertible into or exercisable for shares of Common Stock, the holders are deemed to beneficially own such shares of Common Stock. It is for this reason that the percentages shown add to more than 100%.

(4)	To the Company’s knowledge, Vision Capital Advisors, LLC and its affiliates (collectively, “Vision”) own 2,086,211 shares of Common Stock. Vision also owns 2,190,129 shares of Series A Convertible Preferred Stock, which are convertible into 2,190,129 shares of our Common Stock. In addition, Vision holds Series A, J and B Warrants, which entitle it to purchase 1,931,330, 3,004,292 and 1,802,575 shares of our Common Stock or securities convertible into our Common Stock, respectively. The Series A Convertible Preferred Stock and warrants are not exercisable, however, to the extent that the number of shares of Common Stock to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other shares of Common Stock owned by Vision at such time, the number of shares of Common Stock which would result in Vision beneficially owning in excess of 9.9% of the then issued and outstanding shares of our Common Stock. Vision may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, Vision beneficially owns 2,295,004 shares of our Common Stock as of August 28, 2008. If Vision waived this ownership cap, it would beneficially own 11,014,537 shares of our Common Stock or approximately 34.5% of our outstanding Common Stock. The address of Vision Capital Advisors, LLC is 20 West 55th Street, New York, New York 10019.
(5)	To the Company’s knowledge, Blue Ridge Investments, L.L.C. owns 731,725 shares of Common Stock. Blue Ridge also owns 1,414,198 shares of Series A Convertible Preferred Stock, which are convertible into 1,414,198 shares of our Common Stock. In addition, Blue Ridge holds Series A, J and B Warrants, which entitle it to purchase 1,287,554, 2,145,923 and 1,287,554 shares of our Common Stock or securities convertible into our Common Stock, respectively. The Series A Convertible Preferred Stock and warrants are not exercisable, however, to the extent that the number of shares of Common Stock to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other shares of Common Stock owned by Blue Ridge at such time, the number of shares of Common Stock which would result in Blue Ridge beneficially owning in excess of 9.9% of the then issued and outstanding shares of our Common Stock. Blue Ridge may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, Blue Ridge beneficially owns 2,443,832 shares of our Common Stock as of August 28, 2008. If Blue Ridge waived this ownership cap, it would beneficially own 6,866,954 shares of our Common Stock or approximately 23.6% of our outstanding Common Stock. The address of Blue Ridge Investments, L.L.C. is c/o Bank of America Securities, 1633 Broadway, 27th Floor, Mail Code NY1-633-27-01, New York, New York 10019.
(6)	To the Company’s knowledge, Old Lane LP owns 558,866 shares of Common Stock. Old Lane also owns 1,503,366 shares of Series A Convertible Preferred Stock, which are convertible into 1,503,366 shares of our Common Stock. In addition, Old Lane holds Series A, J and B Warrants, which entitle it to purchase 1,237,339, 2,062,232 and 1,237,339 shares of our Common Stock or securities convertible into our Common Stock, respectively. Old Lane is deemed to beneficially own these shares, although record ownership of the Series A Convertible Preferred Stock and warrants is in the name of three separate entities affiliated with Old Lane. The Series A Convertible Preferred Stock and warrants are not exercisable, however, to the extent that the number of shares of Common Stock to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other shares of Common Stock owned by Old Lane at such time, the number of shares of Common Stock which would result in Old Lane beneficially owning in excess of 9.9% of the then issued and outstanding shares of our Common Stock. Old Lane may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, Old Lane beneficially owns 2,462,826 shares of our Common Stock as of August 28, 2008. If Old Lane waived this ownership cap, it would beneficially own 6,599,142 shares of our Common Stock or approximately 22.7% of our outstanding Common Stock. The address of Old Lane LP is 500 Park Avenue, New York, New York 10036.
(7)	To the Company’s knowledge, QVT Fund, LP owns 348,927 shares of Common Stock. QVT also owns 938,627 shares of Series A Convertible Preferred Stock, which are convertible into 938,627 shares of our Common Stock. In addition, QVT holds Series A, J and B Warrants, which entitle it to purchase 772,532, 1,287,554 and 772,532 shares of our Common Stock or securities convertible into our Common Stock, respectively. The Series A Convertible Preferred Stock and warrants are not exercisable, however, to the extent that the number of shares of Common Stock to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other shares of Common Stock owned by QVT at such time, the number of shares of Common Stock which would result in QVT beneficially owning in excess of 9.9% of the then issued and outstanding shares of our Common Stock. QVT may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, QVT beneficially owns 2,485,893 shares of our Common Stock as of August 28, 2008. If QVT waived this ownership cap, it would beneficially own 4,120,172 shares of our Common Stock or approximately 15.4% of our outstanding Common Stock. The address of QVT Financial, LP is 1177 Avenue of the Americas, New York, New York 10036.

(8)	To the Company’s knowledge, TCW Americas Development Association LP owns 357,774 shares of Common Stock. TCW also owns 625,751 shares of Series A Convertible Preferred Stock, which are convertible into 625,751 shares of our Common Stock. In addition, TCW holds Series A, J and B Warrants, which entitle it to purchase 515,021, 858,369 and 515,021 shares of our Common Stock or securities convertible into our Common Stock, respectively. The Series A Convertible Preferred Stock and warrants are not exercisable, however, to the extent that the number of shares of Common Stock to be issued pursuant to such conversion or exercise would exceed, when aggregated with all other shares of Common Stock owned by TCW at such time, the number of shares of Common Stock which would result in TCW beneficially owning in excess of 9.9% of the then issued and outstanding shares of our Common Stock. TCW may waive this ownership cap on 61 days’ prior notice to us. As a result of this ownership cap, TCW beneficially owns 2,484,921 shares of our Common Stock as of August 28, 2008. If TCW waived this ownership cap, it would beneficially own 2,871,936 shares of our Common Stock or approximately 11.3% of our outstanding Common Stock. The address of TCW Americas Development Association LP is 1251 Avenue of the Americas, Suite 4700, New York, New York 10020.
(9)	Includes 7,000 shares held in an IRA account, 2,000 shares held by a corporation controlled by Mr. Karnes, and options to purchase 30,000 shares of Common Stock that are currently exercisable or are exercisable within 60 days of August 28, 2008.
(10)	Includes options to purchase 30,000 shares of Common Stock that are currently exercisable or are exercisable within 60 days of August 28, 2008.
(11)	Includes options to purchase 30,000 shares of Common Stock that are currently exercisable or are exercisable within 60 days of August 28, 2008.
(12)	Includes options to purchase 90,000 shares of Common Stock that are currently exercisable or are exercisable within 60 days of August 28, 2008.

Additional Information

The proxy rules under the Securities Exchange Act of 1934, as amended, permit companies to satisfy the delivery requirements for information statements with respect to two or more stockholders sharing the same address by delivering a single information statement to those stockholders unless the Company is otherwise advised by the stockholders. This reduces the amount of duplicate information that stockholders receive and lowers the Company’s printing and mailing costs.

If your household received a single copy of this Information Statement and you wish to receive multiple copies in the future, or if you would like to receive additional copies of this documentation, we will send them to you upon your written request, forwarded to the Company by mail to c/o Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308, Attention Paul Davis Fancher, phone number 404-885-3000.

If you received multiple copies of this Information Statement and, in the future, wish to receive only a single copy, we will send it to you upon your written request, forwarded to the Company by mail to c/o Troutman Sanders LLP, 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308, Attention Paul Davis Fancher, phone number 404-885-3000.

The Company will provide upon written request and without charge to each stockholder receiving this Information Statement a copy of the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007, including the financial statements included therein, as filed with the SEC. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

By Order of the Board of Directors,

/s/ Xu Jie
Xu Jie, President and Chief Executive Officer

September 8, 2008

Exhibit A

CERTIFICATE OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
WUHAN GENERAL GROUP (CHINA), INC.

The undersigned, being the President and Chief Executive Officer of Wuhan General Group (China), Inc. (the “Corporation”), a corporation existing under the laws of the State of Nevada, does hereby certify under the seal of the Corporation as follows:

1.	The Fourth Article of the Articles of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

The Corporation is authorized to issue two classes of stock to be designated as “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock that the Corporation is authorized to issue is one hundred million (100,000,000) shares, par value $0.0001. The total number of shares of Preferred Stock that the Corporation is authorized to issue is fifty million (50,000,000) shares, par value $0.0001.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a “Preferred Stock Designation”) and as may be permitted by law. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

2.	The amendment of the Articles of Incorporation herein certified has been duly adopted by the unanimous written consent of the Corporation’s Board of Directors and the stockholders holding a majority of the Corporation’s voting power in accordance with the provisions of Sections 78.385 and 78.390 of the Revised Statutes of the State of Nevada.

IN WITNESS WHEREOF, this Certificate of Amendment to the Articles of Incorporation of the Corporation is hereby executed by Xu Jie, the Corporation’s President and Chief Executive Officer, to be effective on September __, 2008.

WUHAN GENERAL GROUP (CHINA), INC.

By:	Xu Jie, President and Chief Executive Officer